Exhibit 10.1

LIFETIME BRANDS, INC.

AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

Restricted Stock Grant Certificate

This Grant Certificate evidences an award (the “Award”) of Restricted Stock pursuant to the Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”) of Lifetime Brands, Inc. (the “Company”) to the individual whose name appears below (the “Grantee”), pursuant to the provisions of the Plan and on the express terms and conditions set forth in this Grant Certificate and, if applicable Exhibit A attached hereto, which is hereby incorporated by reference. Capitalized terms not otherwise defined herein or in the attached exhibits shall have the meanings ascribed thereto in the Plan:

1.	Name of Grantee:

2.	Number of Restricted Shares:

3.	Grant Date:

4.	Vesting Date: The Restricted Stock shall become vested and all restrictions shall lapse on the dates and as to the number of shares of Restricted Stock as set forth below opposite such dates:

Vesting Date	Number of Shares that Become Vested

5.	Termination of Service: Except as provided in Paragraph 6 below, the vesting of the Restricted Stock is contingent upon the Grantee’s continued employment with the Company, a Parent, or a Subsidiary until the applicable vesting date.

6.	Change in Control: If a Change in Control occurs, the Award shall be treated consistent with Section 8 of the Plan.

7.	Transferability; Stockholder Rights: Restricted Stock that has not vested may not be transferred, assigned, pledged, hypothecated or otherwise disposed of. Restricted Stock shall carry voting rights and, once vested, dividend rights.

8.	Share Certificates: Reasonably promptly following the Grant Date, the Company shall either cause to be issued to the Grantee a certificate in respect of the Restricted Stock or reflect ownership thereof in book entry form on the Company’s books and records. If certificates representing the Restricted Stock are issued, they shall be issued in the name of the Grantee, but held in the physical possession of the Company, and the Grantee shall execute in blank a stock power in a form provided by the Company, allowing the Company to transfer the shares of Restricted Stock in the event they are forfeited pursuant to the terms of this Grant Certificate. Such certificates shall bear the following (or a similar) legend in addition to any other legends that may be required under federal or state securities laws:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE AMENDED AND RESTATED 2000 LONG TERM INCENTIVE PLAN OF LIFETIME BRANDS, INC. AND A RESTRICTED STOCK GRANT CERTIFICATE DATED AS OF                      BETWEEN THE STOCKHOLDER AND LIFETIME BRANDS, INC. A COPY OF THE PLAN AND THE GRANT CERTIFICATE ARE ON FILE WITH LIFETIME BRANDS, INC.”

9.	Company Policies: The Restricted Stock and any rights related thereto shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

10.	Tax Matters: The Restricted Stock will be taxable to the Grantee as ordinary income, subject to wage-based withholding and reporting. The Company will satisfy this withholding obligation in accordance with Section 9(d) of the Plan.

11.	Exhibit A: Notwithstanding any provisions in this Grant Certificate, the Restricted Stock and any rights related thereto shall be subject to any special terms and conditions set forth in any additional exhibits to this Grant Certificate for the Grantee’s country of residence or employment. Moreover, if the Grantee’s employment or residence is relocated to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to the Grantee, to the extent Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Exhibit A constitutes part of the Grant Certificate.

12.	Delivery of Documents: A copy of the Plan, and other materials required to be delivered or made available to the Grantee, will be delivered or made available electronically, provided that upon request of the Grantee, the Company will deliver to the Grantee paper copies of such materials.

The terms of the Plan are hereby incorporated by reference. This Grant Certificate and the Plan constitute the entire understanding between the Grantee and the Company regarding the Restricted Stock. Any prior agreements, commitments or negotiations concerning the Restricted Stock are hereby superseded. For the avoidance of doubt, this Grant Certificate and the Plan supersede the terms of any employment agreement between the Grantee and the Company which relate to the Restricted Stock.

By signing this Grant Certificate, the Grantee agrees to be bound by the terms of the Plan and this Grant Certificate (including the exhibits attached hereto) and further agrees that all of the decisions and determinations of the Committee with respect to this Award shall be conclusive and binding.

LIFETIME BRANDS, INC.		Agreed to and Accepted by:

By:
Jeffrey Siegel
	Chairman of the Board and Chief Executive Officer	Grantee

EXHIBIT A

Non-US Terms and Conditions of Restricted Stock